Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Marathon Petroleum Corporation, a Delaware corporation (the “Registrant”), does hereby constitute and appoint Michael J. Hennigan, Maryann T. Mannen and C. Kristopher Hagedorn, and each of them acting individually, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute on behalf of the undersigned (i) a Registration Statement on Form S-3 (the “Form S-3 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of an unspecified amount of equity and debt securities of the Registrant, (ii) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-3 Registration Statement that said attorneys, or any one of them, deem necessary, appropriate or desirable to be filed with the Securities and Exchange Commission (the “SEC”) in connection with the Form S-3 Registration Statement and (iii) any and all instruments, certificates, applications, agreements or other documents that said attorneys, or any one of them, deem necessary, appropriate or desirable to be filed with the SEC or any state securities commission or other regulatory authority or exchange with respect to the securities registered under the Form S-3 Registration Statement, in each case, granting to said attorneys, and each of them individually, full power and authority to do or cause to be done any and all acts and things whatsoever deemed necessary, appropriate or desirable by said attorneys, or any one of them, to be in the premises, as fully to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and approving the acts of said attorneys, or any one of them, and any such substitute prior to the execution hereof. This Power of Attorney may be executed in multiple counterparts, each of which will be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 26th day of April 2023.

/s/ Michael J. Hennigan	/s/ John P. Surma
Michael J. Hennigan	John P. Surma
Director, President and Chief Executive Officer	Chairman of the Board
(principal executive officer)

/s/ Maryann T. Mannen	/s/ C. Kristopher Hagedorn
Maryann T. Mannen	C. Kristopher Hagedorn
Executive Vice President and Chief Financial Officer	Senior Vice President and Controller
(principal financial officer)	(principal accounting officer)

/s/ Abdulaziz F. Alkhayyal	/s/ Evan Bayh
Abdulaziz F. Alkhayyal	Evan Bayh
Director	Director

/s/ Charles E. Bunch	/s/ Jonathan Z. Cohen
Charles E. Bunch	Jonathan Z. Cohen
Director	Director

/s/ Edward G. Galante	/s/ Kim K.W. Rucker
Edward G. Galante	Kim K.W. Rucker
Director	Director

/s/ Frank M. Semple	/s/ J. Michael Stice
Frank M. Semple	J. Michael Stice
Director	Director

/s/ Susan Tomasky	/s/ Toni Townes-Whitley
Susan Tomasky	Toni Townes-Whitley
Director	Director